Exhibit 1


                         RAVEN MOON ENTERTAINMENT, INC.


                            ARTICLES OF INCORPORATION

                                       OF

                             CLUBHOUSE VIDEOS, INC.

     The undersigned subscriber to these Articles of Incorporation hereby forms a corporation under the Florida Business Corporations Act.


                                    ARTICLE I
                               Name of Corporation
                              -------------------

         The name of the corporation is:

                             Clubhouse Videos, Inc.


                                   ARTICLE II
                            Commencement of Business
                            ------------------------

     The existence of the corporation will commence on the date of filing of these Articles of Incorporation.


                                   ARTICLE III
                                     Purpose
                                     -------

     This corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida.


                                   ARTICLE IV
                                  Capital Stock
                                  -------------

1. Authorized Stock. This corporation is authorized to issue the following shares of capital stock:

   (a) Common Stock. The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 200,000,000 with a par value of $.0001 per share.

   (b) Preferred Stock. The aggregate number of shares of Preferred Stock which the corporation shall have authority to issue is 10,000,000 with a par value of $.0001 per share.

2. Description of Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid.

   Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefor, subject to any prior rights accruing to any holders of preferred stock of the Company. Upon liquidation or dissolution of the Company, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

3. Description of Preferred Stock. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

   (a) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

       (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of Preferred Stock and, except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

       (ii) the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

       (iii) whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

       (iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

       (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

       (vi) the rights, if any, of the holders of shares of such series to vote.

   (b) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.


                                    ARTICLE V
                                Term of Existence
                                -----------------

   This corporation is to exist perpetually.

                                   ARTICLE VI
                           Principal Place of Business
                           ---------------------------

   The initial street address in this state of the principal office of this corporation is 120 International Parkway, Suite 220, Heathrow, Florida 32726. The Board of Directors may, from time to time, move the principal office to any other address in Florida.


                                   ARTICLE VII
                                  Incorporator
                                  ------------

   The name and street address of the incorporator is:

   Name                                                    Address
   ----                                                    -------
Joey DiFrancesco                            120 International Parkway, Suite 220
                                                     Heathrow, Florida 32726

   The incorporator of this corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.


                                  ARTICLE VIII
                           Initial Board of Directors
                           --------------------------

   The corporation shall have two (2) directors initially. The name and address of the initial directors are as follows:

   Name                                                        Address
   ----                                                        -------

David D. Mouery                                       2005 Tree Folk Lane, #113
                                                      Longwood, Florida 32750


Mike Gibilisco                                        2005 Tree Folk Lane, #113
                                                      Longwood, Florida 32750

                                   ARTICLE IX
                          Initial Registered Office and
                          -----------------------------
                                Registered Agent
                                ----------------

     The initial designation of the registered office of this corporation is 120 International Parkway, Suite 220, Heathrow, Florida 32726, and the registered agent at this address is Joey DiFrancesco.


                                    ARTICLE X
                                   Amendments
                                   ----------

     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at the stockholders' meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand and seal this ___ day of January, 2003.


                                            ----------------------------------
                                            Joey DiFrancesco, Incorporator

                           CERTIFICATE OF DESIGNATION
                                       OF
                                REGISTERED AGENT


Pursuant to Sections 48.091 and 607.0501, Florida Statutes, the following is submitted:

That CLUBHOUSE VIDEOS, INC., desiring to organize under the laws of the State of

Florida with its registered office, as indicated in the Articles of

Incorporation, at 120 International Parkway, Suite 220, City of Heathrow, State

of Florida 32726, has named Joey DiFrancesco, City of Orlando, County of Orange,

State of Florida, as its agent to accept service of process within this state.



                                 ACKNOWLEDGMENT

Having been named as registered agent to accept service of process for the corporation named above, at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in that capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


                                            REGISTERED AGENT:

                                            ----------------------------------
                                            Joey DiFrancesco